As filed with the Securities and Exchange Commission on December 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

21Vianet Group, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification w.seNumber)

Guanjie Building Southeast 1st Floor

10# Jiuxianqiao East Road

Chaoyang District, Beijing, 100016

People’s Republic of China

Telephone: +86 10 8456-2121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2020 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10016

Telephone: +1 212 947 7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Sharon Xiao Liu,

Chief Financial Officer

21Vianet Group, Inc.

Guanjie Building Southeast 1st Floor

10# Jiuxianqiao East Road

Chaoyang District, Beijing, 100016

People’s Republic of China

Telephone: +86 10 8456-2121

Facsimile: +86 10 8456-4234

Will H. Cai, Esq. Cooley LLP c/o Suites 3501-3505, 35/F Two Exchange Square 8 Connaught Place Central, Hong Kong +852 3758 1200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Ordinary Shares, par value $0.00001 per share	11,850,768	(3)	$4.8358	(4)	$57,308,339	$6,252.34
Class A Ordinary Shares, par value $0.00001 per share	34,709,940	(5)	$4.8358	(4)	$167,851,485	$18,312.60
Class A Ordinary Shares, par value $0.00001 per share	20,159,028	(6)	$4.8358	(4)	$97,485,700	$10,635.69
Total	66,719,736		—		$322,645,524	$35,200.63

(1)

These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents six (6) Class A ordinary shares. The Registrants’ ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-173331).

(2)

Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2020 Share Incentive Plan (the “2020 Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares that may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2020 Plan. Any Class A ordinary shares covered by an award granted under the 2020 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the 2020 Plan.

(3)	Represents Class A ordinary shares issuable upon the vesting of outstanding restricted share units granted under the 2020 Plan as of the date of this registration statement.
(4)

The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Market on December 16, 2020, adjusted for ADS to ordinary shares ratio.

(5)	These shares represent Class A ordinary shares that are reserved for future award grants under the 2020 Plan.
(6)

Represents Class A ordinary shares that could be available for grant under the 2020 Plan. These shares are underlying the outstanding options and restricted share units granted under the Company’s 2011 Share Incentive Plan and 2014 Share Incentive Plan (collectively, “Previous Plans”) as of the date when the 2020 Plan was adopted by the Company. Upon the adoption of the 2020 Plan, the Company will cease to grant any new awards under the Previous Plans. If any outstanding awards under the Previous Plans are subsequently forfeited, then the shares subject to such awards shall be available for the grant pursuant to the 2020 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

*     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the 2020 Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents previously filed by 21Vianet Group, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)         The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the Commission on April 2, 2020; and

(b)         The description of the Registrant’s Class A ordinary shares and ADSs incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-35126) filed with the Commission on April 6, 2011, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s currently effective articles of association provide that the Registrant shall indemnify its directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons in or about the conduct of the Registrant’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, other than by reason of such person’s own fraud, wilful default or dishonesty.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.3 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-173292), the Registrant has agreed to indemnify its directors and officers to the fullest extent permitted by law against risks and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-173292), also provides for indemnification of the Registrant and its directors and officers for certain losses, claims, damages and liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to the Registrant in writing expressly for use in such registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.  Exemption From Registration Claimed

Not applicable.

Item 8.  Exhibits

See the Index to Exhibits attached hereto.

Item 9.  Undertakings

(a)         The undersigned Registrant hereby undertakes: See the Index to Exhibits attached hereto.

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration statement;

(iii)                 to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on December 22, 2020.

21Vianet Group, Inc.

By:	/s/ Sharon Xiao Liu
Name:	Sharon Xiao Liu
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Sheng Chen, Shiqi Wang and Sharon Xiao Liu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on December 22, 2020.

Signature	Title

/s/ Sheng Chen	Chairman of the Board of Directors
Sheng Chen

/s/ Yoshihisa Ueno	Independent Director
Yoshihisa Ueno

/s/ Kenneth Chung-Hou Tai	Independent Director
Kenneth Chung-Hou Tai

/s/ Sean Shao	Independent Director
Sean Shao

/s/ Erhfei Liu	Independent Director
Erhfei Liu

/s/ Yao Li	Independent Director
Yao Li

/s/ Wenbin Chen	Director
Wenbin Chen

/s/ Tao Zou	Director
Tao Zou

/s/ Shiqi Wang	Chief Executive Officer and President
Shiqi Wang

/s/ Sharon Xiao Liu	Chief Financial Officer
Sharon Xiao Liu

EXHIBIT INDEX

Exhibit Number	Description

4.1

Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-173292), as amended, initially filed with the Commission on April 4, 2011)

4.2

Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-173292), as amended initially filed with the Commission on April 4, 2011)

4.3

Deposit Agreement among the Registrant, Citibank, N.A., as depositary, and holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-177273), as amended, initially filed with the Commission on October 13, 2011)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

10.1	2020 Share Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the current report on Form 6-K furnished to the Commission on May 29, 2020)

23.1*	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

*                 Filed herewith.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of 21Vianet Group, Inc., has signed this registration statement or amendment thereto in New York on December 22, 2020.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Richard Arthur
Name:	Richard Arthur
Title:	Assistant Secretary